EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the “Company”) that the Annual Report of the Company on Form 10-KSB for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date: March 18, 2005	By:	/s/ Donald L. Denney

Donald L. Denney
President and Chief Executive Officer (Principal Executive Officer)

Date: March 18, 2005	And:	/s/ William C. Kurtz

William C. Kurtz
Senior Vice President and Treasurer (Principal Financial Officer)